                                                                   Exhibit 8.01





                                                 September 30, 1999
                                                  LATHAM & WATKINS
                                                  ATTORNEYS AT LAW
     PAUL R. WATKINS (1899 - 1973)           1001 PENNSYLVANIA AVE., N.W.
       DANA LATHAM (1898 - 1974)                      SUITE 1300                     NEW YORK OFFICE
                                              WASHINGTON, D.C. 20004-2505           885 THIRD AVENUE,
                                               TELEPHONE (202) 637-2200                 SUITE 1000
             CHICAGO OFFICE                       FAX (202) 637-2201                NEW YORK, NEW YORK
        SEARS TOWER, SUITE 5800                                                         10022-4802
        CHICAGO, ILLINOIS 60606                       __________                   PHONE (212) 906-1200,
   PHONE (312) 876-7700, FAX 993-9767                                                  FAX 751-4864


            HONG KONG OFFICE                                                       ORANGE COUNTY OFFICE
        SUITE 2205A, 22ND FLOOR                                                   650 TOWN CENTER DRIVE,
      NO. 9 QUEEN'S ROAD CENTRAL                                                        SUITE 2000
               HONG KONG                                                          COSTA MESA, CALIFORNIA
 PHONE + 852-2522-7886, FAX 2522-7006                                                   92626-1925
                                                                                   PHONE (714) 540-1235,
             LONDON OFFICE                                                             FAX 755-8290
            ONE ANGEL COURT
        LONDON EC2R 7HJ ENGLAND                                                      SAN DIEGO OFFICE
 PHONE + 44-171-374 4444, FAX 374 4460                                                701 "B" STREET,
                                                                                        SUITE 2100
                                                   September 30, 1999              SAN DIEGO, CALIFORNIA
           LOS ANGELES OFFICE                                                           92101-8197
   633 WEST FIFTH STREET, SUITE 4000                                               PHONE (619) 236-1234,
   LOS ANGELES, CALIFORNIA 90071-2007                                                  FAX 696-7419
   PHONE (213) 485-1234, FAX 891-8763

             MOSCOW OFFICE                                                         SAN FRANCISCO OFFICE
     ULITSA GASHEKA, 7, 9th Floor                                                 505 MONTGOMERY STREET,
         MOSCOW 123056, RUSSIA                                                          SUITE 1900
 PHONE + 7-095 785-1234, FAX 785-1235                                                 SAN FRANCISCO,
                                                                                  CALIFORNIA 94111-2562
           NEW JERSEY OFFICE                                                       PHONE (415) 391-0600,
     ONE NEWARK CENTER, 16th FLOOR                                                     FAX 395-8095
     NEWARK, NEW JERSEY 07101-3174
   PHONE (973) 639-1234, FAX 639-7298                                              SILICON VALLEY OFFICE
                                                                                  135 COMMONWEALTH DRIVE
                                                                                  MENLO PARK, CALIFORNIA
                                                                                          94025
                                                                                   PHONE (650) 328-4600,
                                                                                       FAX 463-2600

                                                                                     SINGAPORE OFFICE
                                                                                     20 CECIL STREET,
                                                                                       SUITE 25-02
                                                                                  THE EXCHANGE, SINGAPORE
                                                                                          049705
                                                                                    PHONE + 65-536-1161,
                                                                                       FAX 536-1171

                                                                                      TOKYO OFFICE
                                                                                  INFINI AKASAKA, 8-7-15,
                                                                                    AKASAKA, MINATO-KU
                                                                                   TOKYO 107-0052, JAPAN
                                                                                   PHONE + 813-3423-3970,
                                                                                      FAX 3423-3971
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Entercom Communications Corp.
Entercom Communications Capital Trust
401 City Avenue, Suite 409
Bala Cynwyd, Pennsylvania 19004

                  Re:      Entercom Communications Capital Trust

Ladies and Gentlemen:


                  We have acted as tax counsel to Entercom Communications Corp., a Pennsylvania corporation ("Entercom"), and Entercom Communications Capital
Trust, a statutory business trust organized under the Business Trust Act of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. Sec.
3801 et set.) (the "Issuer"), in connection with the issuance by the Issuer of up to 3,450,000 _% convertible preferred securities, term income deferrable equity securities (liquidation amount $50 per preferred security) (the
"Securities"), representing undivided beneficial interest in the assets of the Issuer, pursuant to a registration statement on Form S-1 (File No. 333-86843) of Entercom and the Issuer filed by the Issuer and Entercom with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on September 10, 1999, as amended by Amendment
No. 1 filed with the Commission on September 14, 1999 and as amended by Amendment No. 2 filed with the Commission on September 30, 1999 (collectively, the "Registration Statement").


                  You have requested our opinion concerning the statements in the Registration Statement set forth under the caption "United States Federal
Income Tax Consequences." The facts as we understand them and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. In addition, we have relied, with your permission, exclusively upon the opinion of Morris, Nichols, Arsht and Tunnell,

LATHAM & WATKINS
Entercom Communications Corp.
Entercom Communications Capital Trust
September 30, 1999
Page 2



Delaware counsel for Entercom and the Issuer, dated September 30, 1999, with respect to certain matters of Delaware law.

                  In our capacity as tax counsel to Entercom and the Issuer, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. We have reviewed and relied upon the Amended and Restated Declaration of Trust of the Issuer among Entercom, as sponsor, Wilmington Trust Company, as property trustee and Delaware trustee, and Joseph M. Field, David J. Field and John C. Donlevie, as administrative trustees, the Indenture (as defined in the Registration Statement) and such other documents as in our judgment were necessary or appropriate to enable us to render the opinion contained herein.

                  We are opining herein as to the effect on the subject transaction only of the Federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other Federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other location agencies within any state.

                  Based upon such facts, assumptions and representations, it is our opinion that:

                  (1) The Issuer will be classified for Federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                  (2) The statements in the Registration Statement set forth under the caption "Federal Income Tax Consequences" to the extent such statements constitute matters of law, summaries of legal matters or legal conclusions, have been reviewed by us and are accurate in all material respects.

No opinion is expressed as to any matter not discussed herein.

                  This opinion is rendered to you as of the date hereof of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts, representations or assumptions recited or referred to hereinabove, could affect the conclusions stated herein.
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LATHAM & WATKINS
Entercom Communications Corp.
Entercom Communications Capital Trust
September 30, 1999
Page 3


                  This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purposes, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement.

                                             Very truly yours,

                                             Latham & Watkins